                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): March 1, 1995



                              Zapata Corporation
            (Exact name of registrant as specified in its charter)


              Delaware                  1-4219            C-74-1339132
  (State or other jurisdiction of     (Commission        (I.R.S. Employer
            incorporation)            File Number)       Identification No.)


                                 P. O. Box 4240
                           Houston, Texas  77210-4240
             (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (713) 940-6100
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ITEM 5.   OTHER EVENTS.

          On March 1, 1995, Zapata Corporation, a Delaware corporation (the "Company") entered into an agreement to sell Zapata Protein, Inc., a wholly owned subsidiary of the Company ("ZPI"), to a group led by ZPI's management. ZPI comprises the Company's marine protein division. The sale transaction involves a purchase price of approximately $56 million in cash. In addition, ZPI's indebtedness of approximately $11 million will no longer be included in the consolidated financial statements of the Company. The Company's Annual Report on Form 10-K for the year ended September 30, 1994 and quarterly report on Form 10-Q for the three months ended December 31, 1994 reported ZPI as a discontinued operation.

          On March 2, 1995, Avram A. Glazer, a director of the Company, was named President and Chief Executive Officer of the Company, replacing Malcolm I. Glazer, who will remain as Chairman of the Board of Directors. R. C. Lassiter stepped down as acting Chief Operating Officer of the Company and remains a member of the Company's Board of Directors.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           ZAPATA CORPORATION



                                           By: /s/ Joseph L. von Rosenberg III
                                              -----------------------------
                                               Joseph L. von Rosenberg III
                                               Vice President, General Counsel
                                               and Corporate Secretary



Date:  March 15, 1995

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